Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2021, relating to the financial statements of FinTech Acquisition Corp. IV appearing in the entity’s Annual Report on Form 10-K, as amended, for the years ended December 31, 2020 and 2019.

/s/ WithumSmith+Brown, PC

New York, New York
August 30, 2021